COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A
DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.     The name of the limited liability company is
        Buchanan Energy Company, LLC of Virginia
        (The name must contain the words "limited company" or "limited liability company" or their abbreviations "L.C.", "LC", "L.L.C." or "LLC")

2.     A.  The name of the limited liability company's initial registered agent is
        Commonwealth Legal Services Corporation

        B.  The registered agent is (mark appropriate box)
               (1)   an INDIVIDUAL who is a resident of Virginia and
                      [ ]  a member/manager of the limited liability company
                      [ ]  an officer/director of the a corporate member/manager of the limited liability company
                      [ ]  a general partner of a general or limited partnership that is a member/manager of the limited liability company
                      [ ]  a trustee of a trust that is a member of the limited liability company
                      [ ]  a member of the Virginia State Bar

OR

              (2)   [x]  a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in
                            Virginia.

3.       The limited liability company's initial registered office address, which is identical to the business office of the initial registered agent, is:

          4701 Cox Road - Suite 301
          (number/street)
          Glen Allen                                                                               VA 23060
                                                (city or town)                                             (zip)
          which is located in the [ ] city or [X] county of Henrico

4.       The post office address, including the street and number, if any, of the principal office is

          10435 Downsville Pike
          (number/street)
          Hagerstown                                                                   MD                             21740
                                     (city or town)                                    (state)                            (zip)

5.       Signature:

             /s/ Ruth R. Tolbert                2-25-02
                (organizer)                           (date)
                  Ruth R. Tolbert
                (printed name)

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